SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE WALT DISNEY COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Bear, Stearns & Co. Inc. and Goldman, Sachs & Co. are acting as financial advisors to The Walt Disney Company. Although Bear Stearns and Goldman Sachs do not admit that they or any of their respective directors, officers, employees, affiliates or controlling persons is a “participant,” as defined in Schedule 14A promulgated under the Securities and Exchange Act of 1934, as amended, or that Schedule 14A requires the disclosure of certain information concerning them, certain employees of Bear Stearns and Goldman Sachs may assist the Company in connection with its solicitation of proxies for the 2004 annual shareholders meeting. However, neither Bear Stearns nor Goldman Sachs nor any of their employees will receive any additional fee for, or in connection with, any solicitation activities. The address of Bear Stearns is 245 Park Avenue, New York, New York 10167. The address of Goldman Sachs is 85 Broad Street, New York, New York 10004.